UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Astro-Med, Inc.

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Astro-Med, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2013

To the Shareholders of Astro-Med, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Shareholders of Astro-Med, Inc. (the “Company”) will be held at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 21, 2013, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

(2)	To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation.

(3)	To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation.

(4)	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company.

(5)	Transacting such other business as may properly come before the meeting.

The close of business on March 25, 2013 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors Margaret D. Farrell Secretary

April 19, 2013

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2013.

The Company’s Proxy Statement, sample proxy card and Annual Report are available at:

http://www.proxyvote.com.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2013

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the “Company”) in connection with the annual meeting of the shareholders to be held May 21, 2013. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 19, 2013.

Voting at Meeting

Only shareholders of record at the close of business on March 25, 2013 will be entitled to vote at the meeting. On the record date, there were 7,390,906 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Votes Required to Transact Business At the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Please note that brokers may not vote your shares on the election of directors or on proposals 2 and 3 in the absence of your specific instructions as to how to vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below. The biographies below contain information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.

Everett V. Pizzuti, 76, has been Chief Executive Officer of the Company since 2011 and was formerly President and Chief Operating Officer of the Company since 1971. Mr. Pizzuti has also been a director of the Company since 1985. Prior to 1971, he served as General Sales Manager of the Recorder Division of Gulton

Industries. Through his long service as the Chief Operating Officer of the Company and now Chief Executive Officer, Mr. Pizzuti has an intimate knowledge of the Company’s products and markets and is able to provide our Board of Directors with insight and advice related to the Board’s decisions. Based on this experience, we believe that Mr. Pizzuti is qualified to serve on our Board of Directors.

Graeme MacLetchie, 75, is a private investor and was a director of Deutsche Bank Alex Brown (Private Client Division), an investment banking and brokerage services company for private wealth and asset management, from November 1995 to March 2010. Prior to this, Mr. MacLetchie was Senior Vice President of C. J. Lawrence Deutsche Bank Securities Corporation from 1970 to 1995. He has been a director of the Company since 2002 and also served as a Director of E-Sync Networks Inc., a provider of managed enterprise services and solutions to medium and large businesses, from 1994 to 1999. We believe that Mr. MacLetchie’s substantial experience in the financial sector and knowledge of the financial, regulatory, corporate governance and other matters affecting public companies qualify him to serve on our Board of Directors.

Mitchell I. Quain, 61, has been a director since 2011. Mr. Quain is a Senior Advisor at Carlyle Group, a private equity firm. From 2010 through 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman. Mr. Quain also serves as Chairman of the Board of Directors of MagneTek, Inc., a manufacturer of digital power and motion control systems and a director of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, RBC Bearings, Inc., an international manufacturer and marketer of highly engineered precision plain, roller and ball bearings, and Titan International, Inc., a supplier of wheel and tire assemblies. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., HEICO Corporation, Mechanical Dynamics, Inc., and Register.com. We believe that Mr. Quain’s extensive experience in the private equity sector and public company experience qualify him to serve on our Board of Directors.

Harold Schofield, 71, is the owner and manager of Schofield Imaging Associates, LLC, in Narragansett, Rhode Island since 2004. Prior to this, Mr. Schofield was Founder, President and CEO of Atlantek Incorporated, a manufacturer of thermal printers and retired as Vice President and General Manger of Zebra-Atlantek following the acquisition of Atlantek Incorporated by Zebra Technologies in 2003. Prior to founding Atlantek Incorporated, Mr. Schofield was Design Engineering Manager at Gulton Industries where he was responsible for design and development of thermal printers, plotters and chart recorders. Mr. Schofield is an internationally recognized authority in the electronic printing field. We believe that Mr. Schofield’s long history and expertise in the printing and imaging field qualify him to serve on our Board of Directors.

Hermann Viets, Ph.D., 70, has been President and Chief Executive Officer of the Milwaukee School of Engineering, a university located in Milwaukee, Wisconsin focused primarily on engineering education, since 1991. Dr. Viets served as a Director of Gehl Co. from 1999 to 2008. He serves as a Director of Public Policy Forum for southeastern Wisconsin, an independent reviewer of public policy issues. Dr. Viets also serves as a director of Competitive Wisconsin Inc., an association of business, education and labor leaders promoting the State of Wisconsin and serves as a member of the Greater Milwaukee Committee, an organization of civic leaders promoting the economic development and social improvement of the City of Milwaukee. Dr. Viets was also a Trustee of Polytechnic University (a private engineering school located in Brooklyn, NY) until 2009. Dr. Viets has been a director of the Company since 1988. We believe that Dr. Viets’ executive experience as president of a university, his service on other public company boards and his understanding of the Company’s products as well as corporate governance matters qualify him to serve on our Board of Directors.

The Board of Directors has determined that all of the directors of the Company, including each of the nominees standing for election at the 2013 annual shareholders meeting, other than Everett V. Pizzuti, are independent of the Company in that such nominees have no material relationship with the Company either directly, or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board of Directors has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 25, 2013 (except as noted) the record and beneficial ownership of the Company’s outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than five percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Estate of Albert W. Ondis	1,454,400	(b)	19.7%
600 East Greenwich Avenue
West Warwick, Rhode Island

Albert W. Ondis III	1,581,122	(c)(d)	21.4%
600 East Greenwich Avenue
West Warwick, RI 02893

Alexis Ondis	1,582,110	(c)	21.4%
600 East Greenwich Avenue
West Warwick, Rhode Island

April Ondis	1,588,231	(c)(e)	21.5%
600 East Greenwich Avenue
West Warwick, RI 02893

Dimensional Fund Advisors LP	368,960	(f)	5.0%
6300 Bee Cave Road, Building One
Austin, TX 78746

Rutabaga Capital Management, LLC	701,402	(g)	9.5%
64 Broad Street, 3rd Floor
Boston, MA 02109

Everett V. Pizzuti	321,898	(h)	4.3%

Joseph P. O’Connell	160,773	(i)	2.2%

Graeme MacLetchie	118,246	(j)	1.6%

Michael Morawetz	18,673	(k)	*

Michael J. Natalizia	19,424	(l)	*

Harold Schofield	8,475	(m)	*

Mitchell I. Quain	25,514	(n)	*

Hermann Viets	219,602	(o)	3.0%

Gregory A. Woods	50,000	(p)	*

All directors and executive officers of the Company as a group (14)	1,055,983	(q)	13.5%

*	Indicates less than 1.0%.
(a)	If applicable, beneficially owned shares include shares owned by the spouse, minor children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest, and shares acquirable pursuant to options which are presently or will become exercisable or vest within 60 days of March 25, 2013. All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934 or has been furnished by the respective directors and executive officers of the Company.
(b)	Indicates shares held by the estate of Albert W. Ondis (the “Ondis Estate”) and includes 3,858shares allocated to the Ondis Estate under the Company’s Employee Stock Ownership Plan.
(c)	Includes 1,454,400 shares held by the reporting person as co-executor of the Ondis Estate.
(d)	Includes 2,650 shares deemed to be beneficially owned because of exercisable options to acquire shares and 317 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(e)	Includes 9,737 shares deemed to be beneficially owned because of exercisable options to acquire shares and 650 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(f)	Dimensional Fund Advisors, LP, a Delaware limited partnership, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2012.
(g)	Rutabaga Capital Management, LLC, a Massachusetts limited liability company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2012.
(h)	Includes 93,225 shares deemed to be beneficially owned because of exercisable options to acquire shares, 3,400 restricted stock units which vested March 29, 2013 and 4,868 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(i)	Includes 69,130 shares deemed to be beneficially owned because of exercisable options to acquire shares, 2,587 restricted stock units which vested March 29, 2013 and 2,068 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(j)	Includes 32,750 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,475 shares of restricted stock.
(k)	Includes 16,998 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,675 restricted stock units which vested March 29, 2013.
(l)	Includes 9,992 shares deemed to be beneficially owned because of exercisable options to acquire shares, 1,787 restricted stock units which vested March 29, 2013 and 502 shares allocated to his account under the Company’s Employee Stock Ownership Plan..
(m)	Includes 5,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,475 shares of restricted stock.
(n)	Includes 10,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,475 shares of restricted stock.
(o)	Includes 32,750 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,475 shares of restricted stock.
(p)	Represents 50,000 shares of restricted stock.
(q)	Includes 367,593 shares deemed to be beneficially owned because of exercisable options to acquire shares, 15,948 restricted stock units, 59,900 shares of restricted stock and 13,344 shares allocated to the accounts of officers under the Company’s Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the directors and executive officers of the Company and any persons who own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. The Company believes all of its directors and executive officers complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2013.

Meetings and Committees

During the fiscal year ended January 31, 2013, the Board of Directors held eleven meetings. During fiscal year 2013, all directors attended at least 75% of the meetings of the Board of Directors and meetings of committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board of Directors attended the 2012 annual shareholders meeting.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is comprised of Messrs. MacLetchie, Quain and Schofield. The Nominating Committee is comprised of Messrs. MacLetchie, Quain and Viets. The Compensation Committee is comprised of all of our outside directors, Messrs. MacLetchie, Quain, Schofield and Viets. Each of the members of our committees are independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation and Nominating Committees has a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at www.astro-medinc.com under “Our Company – Corporate Governance.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include overseeing the integrity of the Company’s financial reports; appointing, setting the compensation and overseeing the Company’s independent accountants; and assessing the qualifications and independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit and other relevant matters. Mr. MacLetchie serves as Chairman of the Audit Committee, which held five meetings during the fiscal year ended January 31, 2013. The Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board of Directors has determined that Graeme MacLetchie satisfies the “financial sophistication” requirement of the NASDAQ listing requirements, and that Mitchell Quain qualifies as an “audit committee financial expert” as defined by the SEC rules.

Compensation Committee. The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives.

Mr. Quain serves as chairman of the Compensation Committee, which held seven meetings during the fiscal year ended January 31, 2013.

Nominating Committee. The Nominating Committee is responsible for identifying individuals qualified to be members of the Board of Directors and recommending such individuals to be nominated by the Board of Directors for election to the Board of Directors by the shareholders. The Nominating Committee held three meetings in the fiscal year ended January 31, 2013. Dr. Viets serves as chairman of the Nominating Committee.

Nomination of Directors

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Nominating Committee does not set specific criteria for directors but seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating Committee does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex when determining whether to nominate any person to be a director of the Company. All non-employee directors must be independent within the meaning of applicable NASDAQ rules.

The Nominating Committee must also ensure that members of the Board of Directors as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Nominating Committees. The Nominating Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. In addition, Section 10 of Article II of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2014, the notice deadline under the By-Laws is March 21, 2014. A copy of this By-Law provision may be obtained by writing to Astro-Med, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board of Directors provides a process for shareholders to communicate directly with the members of the Board of Directors or the individual chairman of standing committees. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board of Directors may communicate directly with the directors by writing directly to those individuals c/o Astro-Med, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board of Directors, other than Mr. Pizzuti, are independent and all our key committees – Audit, Compensation and Nominating – are comprised solely of independent directors. The non-management directors meet in executive session without Mr. Pizzuti at least quarterly.

The Board of Directors believes that separating the positions of Chief Executive Officer and Chairman of the Board of Directors is preferable and in the best interests of shareholders because it gives our independent directors a significant role in Board direction and agenda setting and enhances the Board of Directors’ ability to fulfill its oversight responsibilities, including of senior management. Separating the positions also provides an independent viewpoint and focus at Board meetings, and ensures that Mr. Pizzuti will be able to focus his energy on running the Company. We believe this structure provides strong leadership for the Board of Directors, while also positioning the chief executive officer as the leader of the Company in the eyes of our customers, employees and shareholders.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Audit Committee of the Board of Directors has oversight responsibility over financial reporting and disclosure process, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls for material weaknesses in the audit function. The Audit Committee meets regularly with our Chief Financial Officer and Controller in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board of Directors oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to independence of Board members and identification of individuals qualified to be members of the Board of Directors.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all our committees report regularly to the full Board of Directors, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. The Company adopted a Non-Employee Director Annual Compensation Program (the “Program”) on January 30, 2012 effective as of February 1, 2012. Under the Program, each non-employee director is entitled to an annual cash retainer of $7,000 (the “Cash Retainer”), plus $500 for each Board and committee meeting attended, provided that if more than one meeting occurs on the same day, no more than $500 shall be paid for such day. The non-employee director may elect for any fiscal year to receive all or a portion of the Cash Retainer in the form of common stock of the Company.

In addition, under the Program, each non-employee director will receive a restricted stock award with a value equal to $20,000 (the “Equity Retainer”) upon adjournment of each annual meeting (or special meeting in lieu of annual meeting) of shareholders. If a non-employee director is first appointed or elected to the Board of

Directors effective on a date other than at the annual shareholders meeting, on the date of such appointment or election the director shall receive a pro rata award of restricted common stock having a value based on the number of days remaining until the next annual meeting. The Equity Retainer will vest on the earlier of 12 months after the grant date or the date immediately prior to the next annual meeting (or special meeting in lieu of annual meeting) of the shareholders following the meeting at which such restricted stock award was granted. However, a non-employee director may not sell, transfer, assign, pledge or otherwise encumber the vested common stock prior to the second anniversary of the vesting date. In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, the restricted stock award shall immediately vest and shall no longer be subject to such restrictions on transfer.

Unless a non-employee director elects to receive all or a portion of the Cash Retainer in common stock (as described below), each non-employee director will receive the Cash Retainer in four equal quarterly installments on the first day of each fiscal quarter.

If a non-employee director elects to receive all or a portion of the Cash Retainer in the form of common stock, such shares shall be issued in four quarterly installments on the first day of each fiscal quarter, and the number of shares of common stock to be issued shall be based on the fair market value of such common stock on the date such installment is payable. The common stock received in lieu of such Cash Retainer will be fully vested. However, a non-employee director who receives common stock in lieu of all or a portion of the Cash Retainer may not sell, transfer, assign, pledge or otherwise encumber the common stock prior to the first anniversary of the date on which such shares were granted. In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, any shares of common stock issued in lieu of such Cash Retainer, shall no longer be subject to such restrictions on transfer.

In addition to the Program, under the Company’s 2007 Equity Incentive Plan, each non-employee director receives non-qualified options to purchase 5,000 shares of the Company’s common stock upon initial election to the Board of Directors (if not at the annual meeting) and upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during the 2013 fiscal year.

Name	Total ($)	Fees Earned or Paid in Cash ($)	Stock Awards		Option Awards ($)(a)(b)	All Other Compensation
Graeme MacLetchie	$45,542	$8,508	$26,990	(d)	$10,044	—
Everett V. Pizzuti(c)	—	—	—		—	—
Mitchell I. Quain	45,542	8,508	26,990	(d)	10,044	—
Harold Schofield	38,042	8,000	19,998	(e)	10,044	—
Hermann Viets	45,542	8,508	26,990	(d)	10,044	—

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 (formerly FAS 123(R)) for stock options granted to directors. Assumptions used in the calculation of these amounts are included in footnote 7 in the Company’s audited financial statements for the fiscal year ended

January 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2013.
(b)	As of January 31, 2013, each non-employee director had the following number of options outstanding: Graeme MacLetchie 32,750, Mitchell I. Quain 10,000, Harold Schofield 5,000 and Hermann Viets 32,750.
(c)	See “Summary Compensation Table” and “Outstanding Equity Awards” at Fiscal Year End Table under “Executive Compensation” for disclosure relating to compensation and outstanding option awards of Mr. Pizzuti.
(d)	Represents restricted stock award of 2,475 shares valued at $19,998 and 850 shares issued upon election to receive portion of annual retainer in shares of common stock.
(e)	Represents restricted stock award of 2,475 shares valued at $19,998.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee of the Board of Directors of the Company (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives.    Our overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for our executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. We seek to have the long-term performance of our common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation.    Our total compensation program for executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and employee’s annual performance;

•	long-term incentive compensation, in the form of stock options and restricted stock; and

•	retirement and other benefits.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for both long-term strategic goals as well as short-term performance. Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of our executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual award amounts of our executive officers.

Salary.    Base salaries for our executive officers were established a number of years ago. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. For fiscal year 2013, we increased the compensation of the Company’s employees and executive officers by approximately 1 1/2%.

Cash Incentive and Bonus Awards.    The Committee has adopted two separate management bonus plans applicable to executive officers of the Company for the purpose of providing incentive compensation to the Company’s executive officers. One plan is applicable to domestic employees of the Company (the “Domestic Plan”) and the other is applicable to the Vice President-International Branches, currently Michael Morawetz (the “International Branch Plan”). The Domestic Plan provides for cash incentive awards based upon achieving annual financial objectives established by the Committee and also allows the Committee to award bonuses based upon achieving specified strategic and tactical objectives. Under the Domestic Plan, the total award may not exceed 60% of the executive’s base salary. Historically, awards to executive officers under the Domestic Plan have been based solely on the Company’s achieving specified financial objectives. Since adoption of the Domestic Plan, the financial objectives for executive officers have been specified thresholds of annual operating income and return on net assets and, in addition, for the Chief Executive Officer of the Company, an annual sales threshold. In fiscal year 2013, the Committee also approved strategic business objectives for each executive officer. Bonuses based on strategic business objectives were at the discretion of the Committee, subject to the requirement that the total bonus under the Domestic Plan cannot exceed 60% of the executive’s base salary.

Awards under the International Branch Plan are based on the annual earned bonus pool available under the Company’s bonus plans applicable to the Company’s international branches located in Canada, the United Kingdom, France and Germany. These bonus pools are determined by comparing the annual sales achieved in the last fiscal year ended by each international branch to the respective volume of sales achieved during the prior fiscal year for each branch. Sales that surpass the prior year’s sales earn a 4% bonus on the incremental sales volume up to the specified target established by the Committee for that year. The bonus pool earned is then adjusted (increased or decreased) by the branch’s achievement of specified profit margin thresholds as determined by the Committee. The amounts available under the branch bonus pools are then allocated amongst a pool of individuals at such offices at the discretion of the CEO. Under the International Branch Plan, the Vice President of International Branches was eligible to receive a bonus of up to 20%; provided that, no bonus will be paid to the Vice President of International Branches under the International Branch Plan unless the consolidated sales of all the Company’s international branches meets the minimum threshold of sales for each of the Company’s international branches as established annually by the Committee.

The specified threshold and target financial objectives and business objectives and the related bonus payouts under the Company’s bonus plans are established annually by the Committee and, accordingly, individual awards may vary, up or down, from year to year. Bonuses paid or accrued for fiscal year 2013 under our management bonus plan to all executive officers was $456,456 which represented approximately 34% of their combined salaries, which included a bonus to CEO Everett V. Pizzuti of $147,378 representing approximately 54% of his base salary for 2012. The bonuses paid under the Domestic Plan and the International Branch Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

In addition to our management bonus plans, from time-to-time we award cash bonuses to our executive officers to reward their efforts in extraordinary circumstances. Such awards are made at the discretion of the Committee.

Long-Term Incentive Compensation.    Total compensation at the executive level also includes long-term incentive awards granted under the Company’s Non-Qualified Stock Option Plan and 2007 Equity Incentive Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in our common stock. Prior to fiscal year 2013, all equity awards were in the form of stock options which have generally been granted in March of each year at an exercise price of not less than 100% of the market price on the date of grant. Under the 2007 Equity Incentive Plan, the exercise price of all stock options must be at least 100% of the market price on the date of grant, provided that the exercise price for incentive stock options (ISOs) granted to any ten percent beneficial owner of our stock, must be not less than 110% of the market price on the date of grant. Since 2004, all options granted vest in four equal annual installments commencing on the first anniversary of the date of grant. Under the

Company’s 2007 Equity Incentive Plan, the Committee may also make equity awards in the form of restricted stock, restricted units and performance units in addition to stock options. In fiscal year 2013, a portion of the Company’s long-term incentive compensation was awarded in the form of restricted stock units. These restricted stock unit awards are earned based upon the Company achieving specified thresholds of annual net sales and operating income established under the Domestic Plan and vest in two equal annual installments on the first and second anniversary of the grant date. For fiscal year 2013, executive officers were awarded restricted stock units as follows: Everett Pizzuti, 6,800 units; Joseph O’Connell, 5,175 units; Michael Morawetz, 3,350 units and Michael Natalizia, 3,575 units. All such restricted stock units were earned in fiscal year 2013. In addition, Gregory Woods was granted 50,000 shares of restricted stock and options to purchase 50,000 shares of common stock in connection with his appointment as Chief Operating Officer. Both the restricted stock and options vest in four equal annual installments commencing September 4, 2013.

Retirement and Other Benefits.    In order to attract and retain key executives, we offer retirement benefits through a Profit-Sharing Plan and Employee Stock Ownership Plan for employees, including our executive officers.

Profit-Sharing Plan. We maintain a qualified Profit-Sharing Plan which provides retirement benefits to substantially all our employees and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $250,000) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed, 25% of the second through the seventh percent and 50% of the eighth and ninth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code. The Profit-Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Employee Stock Ownership Plan. We also have an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan’s trustee in shares of common stock of the Company.

Perquisites. In addition to the benefits described above, we provide automobile allowances to certain of our executive officers. The amounts of any aforesaid automobile allowances to our Named Executive Officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

We have no employment agreements with any of our executive officers and, generally, we do not provide any severance benefits to our executives other than those provided to all employees. Severance benefits will vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Mitchell I. Quain (Chairman)

Graeme MacLetchie

Harold Schofield

Hermann Viets, Ph.D.

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its current Chief Executive Officer (“CEO”), Everett V. Pizzuti, its Chief Financial Officer (“CFO”) and its three other highest paid executive officers other than the CEO and CFO (collectively, the “Named Executive Officers”).

Because the Company’s Domestic Plan and International Branch Plan are based on achieving specified performance goals, awards under these plans are not considered “Bonuses” for purposes of SEC rules and are listed below as “Non-Equity Incentive Plan Compensation.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Award	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Everett V. Pizzuti	2013	278,619	—	56,780	14,341	147,378	45,975	(c)	543,093
President and CEO	2012	262,789	—	—	—	73,891	40,131		376,811
	2011	245,556	—	—	10,652	—	39,983		296,191

Joseph P. O’Connell	2013	215,765	—	43,211	10,914	105,354	23,142	(d)	398,386
Senior Vice President,	2012	207,155	—	—	—	53,000	42,617		302,772
Treasurer and CFO	2011	206,000	—	—	10,226	—	30,049		246,275

Gregory A. Woods	2013	105,192	10,000	395,500	96,468	—	5,806	(e)	612,966
Executive Vice President –
Chief Operating Officer

Michael Morawetz	2013	183,455	—	27,973	7,065	11,541	15,773	(f)	245,807	(g)
Vice President –	2012	184,477	—	—	—	4,420	16,775		205,672
International Branches	2011	172,902	—	—	6,391	—	15,918		195,211

Michael J. Natalizia	2013	142,660	—	29,851	7,539	40,017	3,757	(g)	223,824	(h)
Vice President –
Chief Technology Officer

(a)	Reflects discretionary cash bonuses.
(b)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 (formerly FAS 123(R)) for stock options granted to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended January 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2013.
(c)	Includes pay-out of three weeks unused vacation of $15,811, automobile allowance of $15,370, non-cash automobile allowance of $10,940, employer match under the Profit Sharing Plan of $3,201and employer contribution to the Employee Stock Ownership Plan of $653.
(d)	Includes pay-out of 1 week unused vacation of $4,898, automobile allowance of $13,848, employer match under the Profit Sharing Plan of $3,744 and employer contribution to the Employee Stock Ownership Plan of $653.
(e)	Includes automobile allowance of $5,077 and employer match under the Profit Sharing Plan of $729.

(f)	Represents automobile allowance.
(g)	Mr. Morawetz’s salary is based on euro currency and is converted to U.S. dollars at the average monthly exchange rate. The exchange rate for the fiscal year ended January 31, 2013 was 1.3262.
(h)	Includes employer match under the Profit Sharing Plan of $3,104 and employer contribution to the Employee Stock Ownership Plan of $653.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2013.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Everett V. Pizzuti	41,250		8.72	04/19/2014
	21,250		7.93	03/20/2016
	14,000		11.44	04/12/2017
	6,275		8.95	04/01/2018
	3,750	1,250	6.22	03/18/2019
	2,500	2,500	7.36	03/15/2020
		6,800	8.35	03/29/2022
					6,800	(b)	68,000

Joseph P. O’Connell	41,250		8.72	04/19/2014
	21,250		7.93	03/20/2016
	14,000		11.44	04/12/2017
	6,275		8.95	04/01/2018
	3,750	1,250	6.22	03/18/2019
	2,500	2,500	7.36	03/15/2020
		6,800	8.35	03/29/2022
					5,175	(b)	51,750

Gregory A. Woods		25,000	7.91
		25,000	7.91
					50,000	(c)	500,000

Michael Morawetz	2,062		8.72	04/19/2014
	937		6.76	03/21/2015
	937		7.93	03/20/2016
	3,500		11.44	04/12/2017
	3,475		8.95	04/01/2018
	2,250	750	6.22	03/18/2019
	1,500	1,500	7.36	03/15/2020
		3,350	7.95	03/29/2022
					3,350	(b)	33,500

Michael J. Natalizia	2,062		8.7273	04/19/2014
	937		6.7680	03/21/2015
	1,250		7.9316	03/20/2016
	1,600		11.4450	04/12/2017
	1,000		8.9500	04/01/2018
	750	250	6.2200	03/18/2019
	500	500	7.3600	03/15/2020
	250	750	7.9500	03/14/2021
		3,575	8.3500	03/29/2022
					3,575	(b)	35,750

(a)	Options vest in four equal annual installments commencing on the first anniversary of the Option Grant Date.
(b)	Reflects restricted stock units which were earned as of January 31, 2013 upon the achievement of certain specified goals relating to the 2013 fiscal year net sales and operating income. Fifty percent of such restricted stock units vested on March 29, 2013 and the remaining fifty percent vest on March 29, 2014.
(c)	Reflects restricted stock awarded in connection with Mr. Woods’ appointment as Chief Operating Officer which vest in four equal annual installments commencing September 4, 2013.

Grants of Plan Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2013 to each Named Executive Officer.

		Estimated Possible Payouts Under Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock or Units(#)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(b)
	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Name
Everett V. Pizzuti	03/29/2012	2,720	6,800	6,800					56,780
	03/29/2012						6,800	8.35	14,341
Joseph P. O’Connell	03/29/2012	2,070	5,175	5,175					43,211
	03/29/2012						5,175	8.35	10,914
Gregory A. Woods	09/04/2012				50,000	(c)			395,500
	09/04/2012						50,000	7.91	96,648
Michael Morawetz	03/29/2012	1,340	3,350	3,350					27,973
	03/29/2012						3,350	8.35	7,065
Michael J. Natalizia	03/29/2012	1,430	3,575	3,575					29,851
	03/29/2012						3,575	8.35	7,539

(a)	Represents the potential threshold and target award with respect to the restricted stock units granted on March 29, 2012. The awards were contingent upon the Company achieving specified thresholds of annual net sales and operating income established under the Domestic Plan for the period February 1, 2012 to January 31, 2013. All such restricted stock units were earned at the target levels.
(b)	Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended January 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around April 8, 2013.
(c)	Represents restricted stock award granted to Mr. Woods in connection with his apponitment as Chief Operating Officer. The restricted stock vests in four equal annual installments commencing September 4, 2013.

Option Exercises and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers during the Company’s 2013 fiscal year.

Option Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)
Everett V. Pizzuti	—	—
Joseph P. O’Connell	13,750	82,500
Gregory A. Woods	—	—
Michael Morawetz	—	—
Michael J. Natalizia	—	—

(a)	Number of shares acquired on exercise have been adjusted to reflect the Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Based on difference between the closing market price of the Company’s common stock on the date of exercise of $8.40 per share and the exercise price of the options of $2.40 per share

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

Other than as described below, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2013 any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

The Company employs two sons of Mr. Pizzuti, Eric Pizzuti, as Vice President and General Manager of QuickLabel Systems (formerly National Sales Manager for QuickLabel Systems), and William Pizzuti, as National Sales Manager (QuickLabel Systems), to whom the Company paid or accrued over $120,000 in compensation, including $177,123 and $179,382, respectively, in salary and commissions during the fiscal year ended January 31, 2013. In addition, the Company made matching contributions for the fiscal year 2013 under its qualified Profit-Sharing Plan of $3,644 to Eric Pizzuti and $3,504 to William Pizzuti. The Company also made vacation payouts to Messrs. E. Pizzuti and W. Pizzuti of $2,654 and $1,234, respectively. Messrs. E. Pizzuti and W. Pizzuti received employer contributions to their Employee Stock Ownership Plan accounts of $653 each. The Company made stock option grants during the 2013 fiscal year to Messrs. E. Pizzuti and W. Pizzuti with a fair market value at the date of grant equal to $7,329 and 1,656, respectively.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(2) of the Exchange Act, the Board of Directors is providing shareholders with the opportunity to cast an advisory vote on its executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

We believe that our compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal will require the affirmative vote of a majority of our common stock represented in person or by proxy at the annual meeting. This vote will not be binding on or overrule any decisions by the Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board of Directors, and will not restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee and the Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding named executive officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

As further required by the Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to advise on how frequently we should include in our Proxy Statement a vote on our executive compensation similar to Proposal No. 2 of this Proxy Statement. We are required to hold this advisory vote on the frequency of the executive compensation proposal at least once every six years. The Board of Directors will consider carefully the results of shareholder voting upon the frequency of inclusion of our proposal regarding approval of our executive compensation, but the final vote is advisory in nature and not binding upon the Board of Directors. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years. We ask that you support a frequency period of every three years (a triennial vote) for future non-binding shareholder votes on executive compensation.

A triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. Additionally, a triennial vote will provide us with the time to respond thoughtfully to the views of our shareholders and implement any necessary changes. We carefully review changes to our executive compensation program to ensure that the program appropriately aligns our executive’s interests with the long-term interests of our shareholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three years is an appropriate frequency to provide sufficient time to consider thoughtfully shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

Any voting frequency option that receives an affirmative vote of a majority of our common stock represented in person or by proxy at the annual meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends a vote for every “THREE YEARS” on the frequency of our submission of a vote of shareholders for approval of the Company’s executive compensation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Ernst & Young LLP, to review and discuss the January 31, 2013 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP pursuant to applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young, LLP its independence from the Company.

The Audit Committee received the information concerning the fees of Ernst & Young LLP for the year ended January 31, 2013 set forth below under “Independent Accountant Fees and Services.” The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants and has determined that the provision of such services by Ernst & Young LLP is compatible with maintaining that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2013, to be filed with the SEC.

Audit Committee:

Graeme MacLetchie (Chairman)

Harold Schofield

Mitchell I. Quain

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. Ernst & Young LLP was the independent auditor for the 2013 fiscal year. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. Although action by our shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests the shareholders to ratify such appointment.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The Company expects a representative of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Independent Accountants’ Fees, Services and Other Matters

Aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the fiscal years ended January 31, 2013 and 2012 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for the fiscal year.

	2013	2012
Audit Fees	$250,000	$214,392
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit Fees for the fiscal years ended January 31, 2013 and 2012 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2013 including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2013 ANNUAL MEETING

The 2014 annual meeting of the shareholders of the Company is scheduled to be held on May 20, 2014. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 20, 2013. Shareholder proposals that are to be considered at the 2014 annual meeting but not requested to be included in the proxy statement must be submitted no later than March 21, 2014 and no earlier than December 20, 2013.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors
Margaret D. Farrell Secretary

Astro-Med, Inc. Astro-Med Industrial Park 600 East Greenwich Ave. West Warwick, RI 02893

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.
	FOR	WITHHOLD		FOR all except
(01) Everett V. Pizzuti	☐	☐		☐
(02) Graeme MacLetchie	☐	☐
(03) Mitchell I. Quain	☐	☐
(04) Harold Schofield	☐	☐
(05) Hermann Viets, Ph.D.	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	FOR	AGAINST		ABSTAIN

2. To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation.	☐		☐	☐

	THREE YEARS		TWO YEARS	ONE YEAR	ABSTAIN
3. To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation.	☐		☐	☐	☐

	FOR		AGAINST	ABSTAIN
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐		☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

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ASTRO-MED, INC.

Annual Meeting of Shareholders-May 21, 2013

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Everett V. Pizzuti, Graeme MacLetchie, Mitchell I. Quain, Harold Schofield and Hermann Viets, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 21, 2013, at 600 East Greenwich Avenue, West Warwick, Rhode Island, and at any adjournments thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR “THREE YEARS” FOR PROPOSAL 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)